UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2015

DATARAM CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route 571, P.O. Box 7258, Princeton, NJ	08543-7528
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 799-0071

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 20, 2015, Dataram Corporation (the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) that, based upon the financial statements contained within the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015 (the “Filing”), the Company did not meet the applicable $2,500,000 stockholders’ equity requirement (the “Rule”) for continued listing on The NASDAQ Capital Market. In addition, given the Company’s non-compliance with the Rule within one year of a previous deficiency under the Rule, the Staff does not have the discretion to consider the Company’s plan to regain compliance with the Rule.

Also, as previously disclosed, the Staff considered the Filing incomplete since it did not include the audit report from the Company’s predecessor registered public accounting firm for the fiscal year ended April 30, 2014. The Staff previously requested that the Company submit a plan to evidence full compliance with NASDAQ’s filing requirement, as set forth in Listing Rule 5250(c)(1), by no later than October 13, 2015. However, based upon the Company’s non-compliance with the Rule, the Staff indicated that the incomplete Filing may serve as an additional basis for the delisting of the Company’s common stock from The NASDAQ Capital Market.

The Company intends to timely request a hearing before the NASDAQ Hearings Panel regarding these matters, which request will stay any delisting action by the Staff at least pending the Panel’s ultimate determination following the hearing and the expiration of any exception granted by the Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION
(Registrant)

Date: August 21, 2015
/s/ ANTHONY M. LOUGEE
(Signature)
Anthony M. Lougee
Chief Financial Officer